Exhibit 5.1

435 8TH STREET       LAKE OSWEGO, OR 97034
TEL 310-985-1034        FAX 503-908-0956        EMAIL SDOESQ@GMAIL COM

SCOTT D. OLSON ESQ.

April 13, 2010

Respect Your Universe, Inc.
6533 Octave Avenue
Las Vegas, Nevada

Re:  Registration Statement on Form S-1 for 10,363,500 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Respect Your Universe, Inc., a Nevada corporation (the "Company"), in connection with the proposed sale by certain selling shareholders of the Company of up to 10,363,500 shares of the Company's common stock (the "Shares") pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

In connection with this opinion letter, we have examined the Articles of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. We have specifically relied upon the information and documentation provided to us by the Company to be accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each document are genuine.

Based upon the foregoing, it is our opinion that the Shares covered by the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ SCOTT D. OLSON, ESQ.
SCOTT D. OLSON, ESQ.